EXHIBIT 99.1

        TELIGENT GRANTED WAIVER OF BANK AMENDMENT THROUGH MAY 15, 2001

                IDT PURCHASES LIBERTY MEDIA'S STAKE IN TELIGENT

               YOAV KRILL APPOINTED TELIGENT COO AND ACTING CEO

VIENNA, VA., April 30, 2001 - Teligent, a global leader in broadband communications, today announced that it was granted a waiver to an amendment and consent to its credit agreement with The Chase Manhattan Bank, Goldman Sachs Credit Partners, Toronto Dominion Bank and other lenders, providing an extension until May 15, 2001.

The amendment originally required Teligent to deliver definitive documentation with respect to vendor financing (in an aggregate amount of at least $250 million) and convertible notes (in an aggregate amount of at least $100 million) no later than April 30, 2001. If Teligent does not meet the new May 15, 2001 deadline, Teligent will be in default under the credit agreement and there can be no assurance that Teligent would be able to obtain any additional waivers under the credit agreement. The effectiveness of the amendment and consent is also conditioned on Teligent meeting specific weekly spending limits.

Additionally, Teligent confirmed that IDT, a leading facilities-based multinational telecommunications carrier, purchased on April 17, 2001, the 33.7% interest in Teligent previously held by ATT's Liberty Media unit.

Teligent also announced today that Alex Mandl will not continue as Teligent Chairman and Chief Executive Officer. Yoav Krill, the Managing Director of IDT's European division, has been appointed as Chief Operating Officer and acting Chief Executive Officer of Teligent. Howard Jonas, Chairman, Chief Executive Officer and Treasurer of IDT, has been appointed as Chairman of the Board of Directors of Teligent.


                                About Teligent

Based in Vienna, Virginia, Teligent, Inc. (NASDAQ: TGNT) is a global leader in broadband communications offering business customers local, long distance, high-speed data and dedicated Internet services over its digital SmartWave(TM) local networks in major markets throughout the United States. The company is working with international partners to extend its reach into Europe, Asia and Latin America. Teligent's offerings of regulated services are subject to all applicable regulatory and tariff approvals.

For more information, visit the Teligent website at: www.teligent.com

Teligent is a registered trademark of Teligent, Inc. SmartWave is an exclusive trademark of Teligent, Inc.

Teligent and The Smart Way to Communicate are registered trademarks of Teligent, Inc. Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including but not limited to economic, key employee, competitive, governmental and technological factors affecting the company's growth, operations, markets, products, services, licenses and other factors discussed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially due to these and other risks and uncertainties.

Except for historical information, all of the expectations and assumptions contained in the foregoing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, involving risks and uncertainties. These statements refer to our plans to implement our growth strategy, improve our financial performance, secure new financing, expand our infrastructure, develop new products and services, expand our customer base and enter international markets. The forward looking statements also include our expectations concerning factors affecting the markets for our products, including the demand for long distance telecommunications, and Internet access services. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results that we anticipate. These risks and uncertainties include, but are not limited to, those risks discussed in this release. In addition to the factors specifically noted in the forward-looking statements, other important factors that could result in those differences include (a) general economic conditions in the telecommunications and Internet markets, including inflation, recession, interest rates, and other economic factors; (b) casualty to or other disruption of our facilities and operations; (c) those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and (d) other factors that generally affect the business of telecommunications, Internet and other communications companies. We assume no obligation to update these forward-looking statements or to update the reasons actual results could differ materially from the results anticipated in the forward-looking statements.

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